Exhibit 99.1

Praxair Reports First-Quarter 2013 Results

  First-quarter sales of $2.9 billion; adjusted diluted EPS of $1.38*
  Completed acquisition of NuCO2 micro-bulk carbon dioxide business
  Announced signing of North West Redwater energy project, supply of 2,000 tons per day of oxygen in Alberta; project development activity remains solid
  Adjusted diluted EPS guidance: 2013 full-year $5.90 to $6.05* and 2Q13 $1.45 to $1.50

DANBURY, Conn.--(BUSINESS WIRE)--April 24, 2013--Praxair, Inc. (NYSE: PX) reported first-quarter net income and diluted earnings per share of $391 million and $1.30, respectively. These results include the impact of a $23 million pre-tax charge, or 8 cents of diluted earnings per share, related to currency devaluation in Venezuela. Excluding this charge, adjusted net income and earnings per share were $414 million and $1.38, respectively.*

Sales in the first quarter were $2,888 million, an increase of 2% compared to the prior-year quarter. On a comparable basis, sales grew 4%, excluding foreign currency, cost pass-through and fewer working days. Sales growth was driven by Asia and South America. Growth moderated in North America and weakened further in Europe.

Reported operating profit in the first quarter was $600 million. Adjusted operating profit was $623 million, 1% below the prior-year quarter. Excluding currency and day count effects, adjusted operating profit rose modestly driven by price, productivity gains and acquisitions. Adjusted operating profit as a percentage of sales was 21.6%.*

First-quarter cash flow from operations was $472 million and capital spending was $466 million, primarily for new production plants under long-term contracts with customers. Acquisition expenditures were $1,098 million, related primarily to the acquisition of NuCO2. The company paid dividends of $178 million and repurchased $117 million of stock, net of issuances. During the quarter, the company issued $400 million of 3-year notes at 0.75%, $500 million of 5-year notes at 1.2% and $500 million of 10-year notes at 2.7%. The after-tax return-on-capital and return on equity for the quarter were 13.3% and 28.1%, respectively.*

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “During the first quarter, Praxair saw varied growth rates across our geographic segments. Our Asia business grew sales at double-digit rates in China and Korea, due primarily to project start-ups. Sales in Brazil improved in March driven by manufacturing and construction. North American sales reflect solid underlying fundamentals with some deceleration of the growth rate.

For the balance of the year, we expect base volumes to grow modestly given the current uncertainty in the macro-economic environment. Additionally, we will be starting up several large hydrogen projects as well as a number of air separation plants that will contribute to earnings growth.”

For the second quarter of 2013, Praxair expects diluted earnings per share in the range of $1.45 to $1.50.

For the full year of 2013, Praxair expects sales in the area of $12 billion. The company expects adjusted diluted earnings per share to be in the range of $5.90 to $6.05. Full-year capital expenditures are expected to be in the range of $1.8 to $2.0 billion, and the adjusted effective tax rate is forecasted to remain at about 28%.*

Following is additional detail on first-quarter 2013 results by segment.

In North America, first-quarter sales were $1,457 million, 4% above the prior-year quarter. Acquisitions of packaged gas distributors and NuCO2, a United States micro-bulk carbon dioxide provider, contributed 3% growth. Base business sales were steady as higher pricing was offset by lower volumes, primarily due to fewer selling days in the quarter. Total sales growth was strongest to energy, manufacturing and food & beverage customers. Operating profit was $358 million.

In Europe, first-quarter sales were $370 million, down 2% versus the respective 2012 period. Sales were negatively impacted by lower industrial economic activity resulting in lower packaged gases volumes in Spain and Italy. Operating profit was $62 million in the quarter, as compared to $68 million in the prior-year quarter, primarily due to lower volumes.

In South America, first-quarter sales were $531 million. Sales grew 3% from the prior-year quarter, excluding a 10% negative currency impact, primarily due to higher volumes and price. Operating profit was $114 million as compared to $115 million in the prior-year period due to higher volumes and pricing offset by negative currency translation.

Sales in Asia were $367 million in the quarter, up 10% from the prior year driven by volume growth in India, China, Korea and Thailand. Sales growth came primarily from metals and chemicals customers. Operating profit was $63 million, as compared to $57 million in the prior year, due primarily to higher volumes.

Praxair Surface Technologies had first-quarter sales of $163 million as compared to $169 million in the prior-year quarter. Sales decreased 4%, primarily from lower sales of industrial and military aviation coatings. Operating profit was $26 million as higher price and productivity benefits offset the impact of weaker volumes.

About Praxair

Praxair, Inc. (NYSE: PX), is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2012 sales of $11 billion. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair, Inc. is available on the Internet at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. First-quarter 2013 results are adjusted to exclude a charge of $23 million, or 8 cents per diluted share, related to the Venezuela currency devaluation. Guidance for adjusted diluted earnings per share for the full year 2013 excludes the Venezuelan currency devaluation and the impact of any pension settlement charges expected to be recorded in the third quarter.

Attachments: Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, and Appendix: Non-GAAP Measures.

A teleconference on Praxair’s first-quarter results is being held this morning, April 24, at 11:00 a.m. Eastern Time. The number is (617) 213-8831 -- Passcode: 19538377. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are also available.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

(Millions of dollars, except per share amounts)
	Operating Profit		Income Taxes		Net Income - Praxair, Inc.		Diluted EPS
	2013	2012	2013	2012	2013	2012	2013	2012

Quarter Ended March 31,
Reported GAAP amounts	$600	$627	$164	$165	$391	$419	$1.30	$1.38
Non-GAAP adjustments:
Venezuela currency devaluation (a)	$23	$-	$-	$-	$23	$-	$0.08	$-
Total adjustments	23	-	-	-	23	-	0.08	-
Adjusted amounts	$623	$627	$164	$165	$414	$419	$1.38	$1.38

(a)	Charge in the first quarter of 2013 related to the Venezuela currency devaluation.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2013	2012

SALES	$2,888	$2,840
Cost of sales	1,638	1,616
Selling, general and administrative	337	335
Depreciation and amortization	266	252
Research and development	24	24
Venezuela currency devaluation (a)	23	-
Other income (expense) - net	-	14
OPERATING PROFIT	600	627
Interest expense - net	40	37
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	560	590
Income taxes	164	165
INCOME BEFORE EQUITY INVESTMENTS	396	425
Income from equity investments	10	7
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	406	432
Less: noncontrolling interests	(15)	(13)
NET INCOME - PRAXAIR, INC.	$391	$419

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.32	$1.40

Diluted earnings per share	$1.30	$1.38

Cash dividends	$0.60	$0.55

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	296,604	299,077
Diluted shares outstanding (000's)	299,700	302,876

(a)	The 2013 first quarter includes a charge of $23 million ($23 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation. See appendix for non-GAAP measures which exclude the impact of this charge.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$113	$157
Accounts receivable - net	1,994	1,834
Inventories	477	476
Prepaid and other current assets	345	325
TOTAL CURRENT ASSETS	2,929	2,792

Property, plant and equipment - net	11,841	11,453
Goodwill	3,098	2,507
Other intangibles - net	544	173
Other long-term assets	1,174	1,165
TOTAL ASSETS	$19,586	$18,090
LIABILITIES AND EQUITY
Accounts payable	$907	$928
Short-term debt	579	638
Current portion of long-term debt	325	39
Other current liabilities	875	874
TOTAL CURRENT LIABILITIES	2,686	2,479
Long-term debt	7,772	6,685
Other long-term liabilities	2,347	2,253
TOTAL LIABILITIES	12,805	11,417

REDEEMABLE NONCONTROLLING INTERESTS	255	252

EQUITY
Praxair, Inc. shareholders' equity	6,169	6,064
Noncontrolling interests	357	357
TOTAL EQUITY	6,526	6,421
TOTAL LIABILITIES AND EQUITY	$19,586	$18,090

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2013	2012
OPERATIONS
Net income - Praxair, Inc.	$391	$419
Noncontrolling interests	15	13
Net income (including noncontrolling interests)	406	432

Adjustments to reconcile net income to net cash provided
by operating activities:
Venezuela currency devaluation	23	-
Deferred income taxes	1	69
Depreciation and amortization	266	252
Accounts receivable	(161)	(143)
Inventory	(16)	(31)
Payables and accruals	-	(95)
Pension contributions	(5)	(106)
Other	(42)	24
Net cash provided by operating activities	472	402
INVESTING
Capital expenditures	(466)	(483)
Acquisitions, net of cash acquired	(1,098)	(12)
Divestitures and asset sales	31	64
Net cash used for investing activities	(1,533)	(431)

FINANCING
Debt increase (decrease) - net	1,316	278
Issuances of common stock	33	73
Purchases of common stock	(150)	(175)
Cash dividends - Praxair, Inc. shareholders	(178)	(164)
Excess tax benefit on stock option exercises	14	32
Noncontrolling interest transactions and other	(5)	-
Net cash provided by (used for) financing activities	1,030	44

Effect of exchange rate changes on cash and cash equivalents	(13)	2

Change in cash and cash equivalents	(44)	17
Cash and cash equivalents, beginning-of-period	157	90

Cash and cash equivalents, end-of-period	$113	$107

PRAXAIR, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Millions of dollars) (UNAUDITED)

	Quarter Ended
	March 31,
	2013	2012
SALES
North America	$1,457	$1,398
Europe	370	377
South America	531	562
Asia	367	334
Surface Technologies	163	169
Total sales	$2,888	$2,840

OPERATING PROFIT
North America	$358	$361
Europe	62	68
South America	114	115
Asia	63	57
Surface Technologies	26	26
Segment operating profit	623	627
Venezuela currency devaluation	(23)	-
Total operating profit	$600	$627

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2013	2012
	Q1 (b)	Q4	Q3 (b)	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,888	$2,799	$2,774	$2,811	$2,840
Cost of sales	1,638	1,583	1,595	1,602	1,616
Selling, general and administrative	337	319	306	310	335
Depreciation and amortization	266	254	248	247	252
Research and development	24	25	24	25	24
Venezuela currency devaluation and other charges	23	-	65	-	-
Other income (expenses) - net	-	(2)	22	9	14
Operating profit	600	616	558	636	627
Interest expense - net	40	35	36	33	37
Income taxes	164	162	90	169	165
Income from equity investments	10	9	8	10	7
Net income (including noncontrolling interests)	406	428	440	444	432
Less: noncontrolling interests	(15)	(14)	(10)	(15)	(13)
Net income - Praxair, Inc.	$391	$414	$430	$429	$419

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.30	$1.38	$1.43	$1.42	$1.38
Cash dividends per share	$0.60	$0.55	$0.55	$0.55	$0.55
Diluted weighted average shares outstanding (000's)	299,700	300,224	301,731	302,492	302,876

FROM THE BALANCE SHEET
Net debt (a)	$8,563	$7,205	$7,028	$6,891	$6,749
Capital (a)	$15,344	$13,878	$13,617	$13,017	$13,248
Debt-to-capital ratio (a)	55.8%	51.9%	51.6%	52.9%	50.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$472	$879	$746	$725	$402
Capital expenditures	466	586	547	564	483
Acquisitions	1,098	171	58	39	12
Cash dividends	178	163	164	164	164

OTHER INFORMATION
After-tax return on capital (ROC) (a)	13.3%	13.9%	14.2%	14.5%	14.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	28.1%	28.9%	29.2%	29.0%	28.4%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$899	$879	$879	$893	$886
Debt-to-adjusted EBITDA ratio (a)	2.1	1.9	1.9	1.8	1.8
Number of employees	27,380	26,539	26,215	26,353	26,259

SEGMENT DATA
SALES
North America	$1,457	$1,416	$1,391	$1,393	$1,398
Europe	370	363	352	382	377
South America	531	484	516	520	562
Asia	367	374	358	348	334
Surface Technologies	163	162	157	168	169
Total sales	$2,888	$2,799	$2,774	$2,811	$2,840
OPERATING PROFIT
North America	$358	$367	$374	$363	$361
Europe	62	60	60	68	68
South America	114	92	112	110	115
Asia	63	69	52	68	57
Surface Technologies	26	28	25	27	26
Segment operating profit	623	616	623	636	627
Venezuela currency devaluation and other charges	(23)	-	(65)	-	-
Total operating profit	$600	$616	$558	$636	$627

(a)	Non-GAAP measure, see Appendix.

(b)	The first quarter 2013 includes a charge of $23 million ($23 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation. The third quarter 2012 includes: (i) a pre-tax charge of $56 million ($38 million after-tax and non-controlling interests, or $0.12 per diluted share) related to the 2012 cost reduction program; (ii) a pre-tax charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement; and (iii) an income tax benefit of $55 million, or $0.18 per diluted share related to a loss on liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2013 first quarter loss on Venezuela currency devaluation; and the 2012 third quarter cost reduction program, pension settlement charge, and an income tax benefit; and the 2011 fourth quarter gain on acquisition and cost reduction program which helps investors understand underlying performance on a comparable basis.

	2013	2012				2011
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$ 8,676	$ 7,362	$ 7,136	$ 6,995	$ 6,856	$ 6,562	$ 6,310	$ 6,119	$ 5,838
Less: cash and cash equivalents	(113)	(157)	(108)	(104)	(107)	(90)	(125)	(80)	(86)
Net debt	8,563	7,205	7,028	6,891	6,749	6,472	6,185	6,039	5,752
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	255	252	243	232	232	220	-	-	-
Praxair, Inc. shareholders' equity	6,169	6,064	6,015	5,615	5,940	5,488	5,753	6,400	6,165
Noncontrolling interests	357	357	331	279	327	309	368	370	372
Total equity and redeemable noncontrolling interests	6,781	6,673	6,589	6,126	6,499	6,017	6,121	6,770	6,537
Capital	$ 15,344	$ 13,878	$ 13,617	$ 13,017	$ 13,248	$ 12,489	$ 12,306	$ 12,809	$ 12,289

Debt-to-capital	55.8%	51.9%	51.6%	52.9%	50.9%	51.8%	50.3%	47.1%	46.8%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$ 623	$ 616	$ 623	$ 636	$ 627	$ 619	$ 632	$ 627	$ 591
Less: adjusted income taxes (a)	(164)	(162)	(164)	(169)	(165)	(162)	(166)	(163)	(156)
Less: tax benefit on interest expense	(11)	(10)	(10)	(9)	(10)	(11)	(10)	(10)	(10)
Add: income from equity investments	10	9	8	10	7	7	13	11	9
Adjusted net operating profit after-tax (NOPAT)	$ 458	$ 453	$ 457	$ 468	$ 459	$ 453	$ 469	$ 465	$ 434
4-quarter trailing adjusted NOPAT	$ 1,836	$ 1,837	$ 1,837	$ 1,849	$ 1,846

Ending capital (see above)	$ 15,344	$ 13,878	$ 13,617	$ 13,017	$ 13,248	$ 12,489	$ 12,306	$ 12,809	$ 12,289
5-quarter average ending capital	$ 13,821	$ 13,250	$ 12,935	$ 12,774	$ 12,628

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	13.3%	13.9%	14.2%	14.5%	14.6%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$ 414	$ 414	$ 419	$ 429	$ 419	$ 414	$ 429	$ 425	$ 398
4-quarter trailing adjusted net income - Praxair, Inc. (a)	$ 1,676	$ 1,681	$ 1,681	$ 1,691	$ 1,687

Ending Praxair, Inc. shareholders' equity	$ 6,169	$ 6,064	$ 6,015	$ 5,615	$ 5,940	$ 5,488	$ 5,753	$ 6,400	$ 6,165
5-quarter average Praxair shareholders' equity	$ 5,961	$ 5,824	$ 5,762	$ 5,839	$ 5,949

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	28.1%	28.9%	29.2%	29.0%	28.4%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Adjusted net income - Praxair, Inc. (a)	$ 414	$ 414	$ 419	$ 429	$ 419	$ 414	$ 429	$ 425	$ 398

Add: adjusted noncontrolling interests (a)	15	14	12	15	13	12	14	14	11
Add: interest expense - net	40	35	36	33	37	38	36	36	35
Add: adjusted income taxes (a)	164	162	164	169	165	162	166	163	156
Add: depreciation and amortization	266	254	248	247	252	249	256	254	244
Adjusted EBITDA	$ 899	$ 879	$ 879	$ 893	$ 886	$ 875	$ 901	$ 892	$ 844
4-quarter trailing adjusted EBITDA	$ 3,550	$ 3,537	$ 3,533	$ 3,555	$ 3,554

Ending net debt (see above)	$ 8,563	$ 7,205	$ 7,028	$ 6,891	$ 6,749	$ 6,472	$ 6,185	$ 6,039	$ 5,752
5-quarter average net debt	$ 7,287	$ 6,869	$ 6,665	$ 6,467	$ 6,239

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.1	1.9	1.9	1.8	1.8

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the First Quarter 2013, Third Quarter and full year 2012 and the Fourth Quarter 2011. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2013.

	First Quarter	Year	Third Quarter	Fourth Quarter
	2013	2012	2012	2011
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$600	$2,437	$558	$618
Add: Venezuela currency devaluation	23	-	-	-
Add: Pension settlement charge	-	9	9	-
Add: Cost reduction program	-	56	56	40
Less: Gain on acquisition	-	-	-	(39)
Total adjustments	23	65	65	1
Adjusted operating profit	$623	$2,502	$623	$619

Reported sales	$2,888	$11,224	$2,774	$2,796
Adjusted operating profit margin	21.6%	22.3%	22.5%	22.1%

Adjusted Income Taxes
Reported income taxes	$164	$586	$90	$156
Add: Venezuela currency devaluation	-	-	-	-
Add: Pension settlement charge	-	3	3	-
Add: Income tax benefit	-	55	55	-
Add: Cost reduction program	-	16	16	9
Less: Gain on acquisition	-	-	-	(3)
Total adjustments	-	74	74	6
Adjusted income taxes	$164	$660	$164	$162

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$560	$2,296	$522	$580
Add: Venezuela currency devaluation	23	-	-	-
Add: Pension settlement charge	-	9	9	-
Add: Cost reduction program	-	56	56	40
Less: Gain on acquisition	-	-	-	(39)
Total adjustments	23	65	65	1
Adjusted income before income taxes and equity investments	$583	$2,361	$587	$581

Adjusted income taxes (above)	$164	$660	$164	$162
Adjusted effective tax rate	28%	28%	28%	28%

Adjusted Noncontrolling Interest
Reported noncontrolling interest	$15	$52	$10	$11
Add: Cost reduction program	-	2	2	-
Add: Gain on acquisition	-	-	-	1
Total adjustments	-	2	2	1
Adjusted noncontrolling interest	$15	$54	$12	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$391	$1,692	$430	$420
Add: Venezuela currency devaluation	23	-	-	-
Add: Pension settlement charge	-	6	6	-
Less: Income tax benefit	-	(55)	(55)	-
Add: Cost reduction program	-	38	38	31
Less: Gain on acquisition	-	-	-	(37)
Total adjustments	23	(11)	(11)	(6)
Adjusted net income - Praxair, Inc.	$414	$1,681	$419	$414

Adjusted Diluted EPS
Reported diluted EPS	$1.30	$5.61	$1.43	$1.38
Add: Venezuela currency devaluation	0.08	-	-	-
Add: Pension settlement charge	-	0.02	0.02	-
Less: Income tax benefit	-	(0.18)	(0.18)	-
Add: Cost reduction program	-	0.12	0.12	0.10
Less: Gain on acquisition	-	-	-	(0.12)
Total adjustments	0.08	(0.04)	(0.04)	(0.02)
Adjusted diluted EPS	$1.38	$5.57	$1.39	$1.36

Percentage Change in Adjusted Full Year 2013 Diluted EPS Guidance

	Full Year 2013
	Low End	High End

Diluted EPS guidance	$5.82	$5.97
Non-GAAP adjustments:
Add: Venezuela currency devaluation	0.08	0.08
2013 adjusted diluted EPS	$5.90	$6.05

2012 adjusted diluted EPS (see above)	$5.57	$5.57

Percentage change from 2013 adjusted amounts	6%	9%

CONTACT:
Praxair, Inc.
Investors:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media:
Jacqueline Hunt, 203-837-2663
jacqueline_hunt@praxair.com